                                                                    EXHIBIT 20.2



     If you wish to convert your Debentures by means of this Letter of Transmittal, then your Debenture Certificate(s) and this Letter of Transmittal must be RECEIVED by the Paying and Conversion Agent listed below PRIOR TO 5:00 P.M., NEW YORK TIME, ON FEBRUARY 25, 1994. This Letter of Transmittal is to be used only if Debenture Certificates are to be forwarded herewith. Debenture holders whose Debenture Certificates are not immediately available or who cannot deliver their Debenture Certificates and all other documents required hereby to the Paying and Conversion Agent prior to 5:00 p.m., New York time, on February 25, 1994 must elect to convert their Debenture(s) according to the instructions for guaranteed delivery set forth in Instruction 7 on the reverse.


                              POPE & TALBOT, INC.

                             LETTER OF TRANSMITTAL

    (TO ACCOMPANY 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE MARCH 1, 2012)


                          PAYING AND CONVERSION AGENT:

                               By Mail or By Hand


    Chemical Trust Company of California                  Chemical Trust Company of California
            50 California Street                                    c/o Chemical Bank
                 10th Floor                     or           55 Water Street, North Building
           San Francisco, CA 94111                    Corporate Trust Securities Window, 2nd Floor
               (415) 954-9561                                      New York, NY 10041
                                                                     (415) 954-9561



Ladies and Gentlemen:



     Enclosed herewith are 6% Convertible Subordinated Debenture(s) Due March 1, 2012 (the "Debentures") of Pope & Talbot, Inc. (the "Company") numbered and registered as listed below:


                                    ITEM A.

- --------------------------------------------------------------------------------

               IF THE NAME(S) AND ADDRESS SHOWN ARE NOT CORRECT,


                     PLEASE INDICATE ANY CHANGES NECESSARY.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     -- DEBENTURE HOLDERS PLEASE FILL IN --



- --------------------------------------------------------------------------------
NAME(S) AND ADDRESS OF REGISTERED HOLDER(S)                       DEBENTURE       PRINCIPAL
  (MUST BE EXACTLY AS NAME(S) APPEAR(S) ON DEBENTURE)             NUMBER(S)         AMOUNT
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------
                                                               TOTAL PRINCIPAL
                                                                    AMOUNT
- -----------------------------------------------------------------------------------------------

                                    ITEM B.

     The above Debentures are surrendered for the action indicated below.


1. / / CONVERSION into shares of Common Stock of the Company ("Shares") at the conversion price of $25.94 per Share (or 38.55 Shares per $1,000 principal amount of Debentures), with cash in lieu of fractional Shares. (See Instruction 2.) Complete Items C and E.
      NOTE: AS LONG AS THE MARKET PRICE PER SHARE IS GREATER THAN OR EQUAL TO $26.42, HOLDERS
      OF DEBENTURES WILL RECEIVE, UPON CONVERSION, SHARES (PLUS CASH IN LIEU OF FRACTIONAL
            SHARES) HAVING A MARKET VALUE GREATER THAN THE TOTAL AMOUNT OF CASH RECEIVABLE
            UPON REDEMPTION.
2. / / REDEMPTION at a price of $1,018.00 per $1,000 principal amount of Debentures, plus accrued and unpaid interest to the Redemption Date of $.50, for a total redemption price of $1,018.50 per $1,000 principal amount of Debentures. (See Instruction 3.)
      Complete Items D and E.
3. / / PARTIAL CONVERSION/PARTIAL REDEMPTION (if this box is checked you must attach additional instructions indicating which Debentures you wish to convert into Shares and which Debentures you wish to have redeemed). If this box is checked and no additional instructions are provided, the delivery of Debentures prior to 5:00 p.m., New York time, on February 25, 1994, will be treated by the Paying and Conversion Agent as instructions to convert such Debentures into Shares.
  / / CHECK HERE IF DEBENTURE CERTIFICATES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
      GUARANTEED DELIVERY PREVIOUSLY SENT TO THE PAYING AND CONVERSION AGENT.
      IF NO BOX IS CHECKED AND THE ABOVE DEBENTURES ARE RECEIVED BY THE PAYING AND CONVERSION
      AGENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON FEBRUARY 25, 1994, SUCH DEBENTURES WILL BE
      DEEMED SURRENDERED FOR CONVERSION INTO SHARES. IF ANY DEBENTURES ARE RECEIVED AFTER
      THAT TIME, SUCH DEBENTURES WILL BE REDEEMED.

                                    ITEM C.

                                   CONVERSION

                    -- DEBENTURE HOLDERS PLEASE COMPLETE --

1. If the stock certificate(s) evidencing Shares of Common Stock and/or check (if any) are to be issued in the name of a person other than as indicated in Item A above, fill in this space. See Instructions 1, 4 and 5.
  Issue to:
   Name:
                     Type or Print

Address

Zip Code

Social Security Number or
   Taxpayer I.D. Number
2. If stock certificate(s) evidencing Shares of Common Stock and/or check (if any) are to be mailed to an address other than as indicated in Item A above, fill in this space. See Instruction 1.
  Mail to:
   Name
                     Type or Print

Address

Zip Code
                                    ITEM D.

                                   REDEMPTION

                    -- DEBENTURE HOLDERS PLEASE COMPLETE --

1. If the check is to be issued to a person other than as indicated in Item A above, fill in this space. See Instructions 1, 4, and 5.
  Issue to:
   Name:
                     Type or Print

Address

Zip Code

Social Security Number or
   Taxpayer I.D. Number
2. If the check is to be mailed to an address other than as indicated in Item A above, fill in this space. See Instruction 1.
  Mail to:
   Name
                     Type or Print

Address

Zip Code

                                    ITEM E.

                                   SIGNATURE

The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) of the (1) registered owners of the Debenture(s) surrendered, or (2) persons to whom such Debenture(s) has (have) been properly assigned or transferred. If stock certificate(s) are to be issued in a name other than that of the registered owner of the Debenture(s) surrendered or persons to whom such Debenture(s) has (have) been properly assigned or transferred, or if a check is to be made payable to a different name, the signature of the holder must be guaranteed by either a bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange. See Instructions 1, 4 and 5.

Dated:
Signature:
Signature:
Telephone:
Social Security Number or Taxpayer I.D. Number:
- --------------------------------------------------------------------------------
Signature Guarantee:
Dated:

- --------------------------------------------------------------------------------
                        (Name of Firm Issuing Guarantee)

- --------------------------------------------------------------------------------
                             (Signature of Officer)

- --------------------------------------------------------------------------------
                   (Title of Officer Signing This Guarantee)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                         (Address of Guaranteeing Firm)

                                  INSTRUCTIONS


1.  General



     The Debenture(s), together with the signed and completed Letter of Transmittal and any additional material (see Instruction 2 below), should be mailed in the enclosed addressed envelope or otherwise delivered to Chemical Trust Company of California, the Paying and Conversion Agent, at the address indicated on the front of this Letter of Transmittal. If mail is used, it is recommended that registered mail, properly insured, be used as a precaution against loss. Consideration should be given to using some form of express delivery service as the conversion alternative discussed below expires at 5:00 p.m., New York time, on February 25, 1994. The method of transmitting the Debenture(s) and the Letter of Transmittal is at the option and risk of the Debenture holder.


     ITEMS A, B AND E OF THIS LETTER OF TRANSMITTAL MUST BE COMPLETED IN ALL CASES.


2.  If You Wish to Convert



     If you wish to convert your Debentures into Shares of Common Stock, then prior to 5:00 p.m., New York time, on February 25, 1994 you must deposit with the Paying and Conversion Agent (i) the Debenture(s), (ii) this Letter of Transmittal, duly completed and (iii) any other documents required by this Letter of Transmittal. If your Debenture Certificate(s) are not immediately available, please see Instruction 7.


     THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING DEBENTURE HOLDER; IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.


     If the stock certificate(s) and check in lieu of fractional Shares, if any, are to be issued in the same name(s) as that in which the surrendered Debenture(s) are registered and mailed to the same address as given in Item A, complete Items A, B and E.



     If the stock certificate(s) and check in lieu of fractional Shares, if any, are to be issued in the name or names of a different person(s), see Instructions 4, 5 and 6 and complete Items A, B, C and E.



     If the stock certificate(s) and check in lieu of fractional Shares, if any, are to be mailed to an address different from that given in Item A, complete Items A, B, C and E.



     No fractional Shares will be issued upon any conversion. Instead, a cash payment for fractional Shares will be made on the basis of the average of the last reported sale prices of the Common Stock on the New York Stock Exchange for the 15 consecutive business days commencing 20 days prior to that on which your duly completed Letter of Transmittal and surrendered Debenture(s) are received by the Paying and Conversion Agent.



     NOTE: AS LONG AS THE MARKET PRICE PER SHARE IS GREATER THAN OR EQUAL TO $26.42, HOLDERS OF DEBENTURES WILL RECEIVE, UPON CONVERSION, SHARES (PLUS CASH IN LIEU OF FRACTIONAL SHARES) HAVING A MARKET VALUE GREATER THAN THE TOTAL AMOUNT OF CASH RECEIVABLE UPON REDEMPTION.



3.  If You Wish Your Debenture(s) Redeemed



     If you wish your Debenture(s) to be redeemed by the Company for cash, deliver your Debenture Certificate(s) and this Letter of Transmittal, duly completed, to the Paying and Conversion Agent. A check for $1,018.50 per $1,000 principal amount of Debentures will be sent to you when the Debenture Certificate(s) have been received by the Paying and Conversion Agent, but in no event earlier than March 4, 1994.



     If the check is to be issued in the same name(s) as that in which the surrendered Debentures are registered and mailed to the same address as given in Item A, complete Items A, B and E.



     If the check is to be issued in a different name or names, see Instructions 4 and 5 and complete Items A, B, D and E.



     If the check is to be mailed to an address different from that given in Item A, complete Items A, B, D and E.

4.  Certificate or Check to Be Issued in a Different Name


     If a stock certificate evidencing Shares or a check is to be issued in the name of a person other than that of the registered owner of the Debentures, the Debentures must be properly endorsed or be accompanied by appropriate powers, properly executed by the registered owner(s), and the signature(s) to the endorsement or on the stock power must be guaranteed by a commercial bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.


5.  Signature by Fiduciary or Other Than Registered Holder



     If the Letter of Transmittal is signed in Item E by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and Debenture Certificate(s) must be accompanied by evidence, satisfactory to the Paying and Conversion Agent and the Company, of the authority of such person to sign the Letter of Transmittal.



     If the Letter of Transmittal is signed in Item E by a person other than the registered holder, who is not a person described in the preceding paragraph, the Debenture Certificate(s) must be properly endorsed or be accompanied by appropriate powers, properly executed by the registered holder(s), and the signature(s) to the endorsement or on the stock power must be guaranteed by a commercial bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange.



6.  Joint Holders or Certificates Registered in Different Names



     If Debentures are tendered by joint holders or owners, all such persons must sign the Letter of Transmittal in Item E. If Debentures are registered in different names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.



7.  Notice of Guaranteed Delivery



     Debenture holders wishing to convert their Debentures whose Debenture Certificates are not immediately available or who cannot deliver their Debenture Certificates and all other documents required hereby to the Paying and Conversion Agent on or prior to 5:00 p.m., New York time, on February 25, 1994 may elect to convert their Debentures pursuant to the following procedures: (i) such election to convert must be made by or through a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company must be received by the Paying and Conversion Agent on or prior to 5:00 p.m., New York time, on February 25, 1994, and (iii) the Debenture Certificates for all tendered Debentures in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof and all other documents required by this Letter of Transmittal, must be received by the Paying and Conversion Agent within five business days after the date such Notice of Guaranteed Delivery is received by the Paying and Conversion Agent. Notwithstanding the foregoing, Shares will be issued in respect of Debentures surrendered for conversion only after timely receipt by the Paying and Conversion Agent of the Debenture Certificates, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal.



8.  Transfer Taxes


     It is not anticipated that any transfer taxes will be payable in connection with the issuance of certificates evidencing Shares upon conversion of the Debentures. If, however, it should develop that such taxes are payable, the converting holder will be charged.


9.  Lost or Destroyed Debenture Certificate(s)


     If your Debenture Certificate(s) have been either lost or destroyed, notify the Paying and Conversion Agent of this fact immediately by telephone at (415) 954-9561 or by mail at the address set forth on the front of this Letter of Transmittal. You will then be instructed as to the steps you must take in order to convert or have redeemed the

Debentures that you own. This form and related documents cannot be processed until the missing Debenture Certificate(s) have been replaced. You must act immediately if you wish to safeguard your rights.

10.  Questions and Additional Copies

     All questions regarding appropriate procedures for converting Debentures and requests for additional copies of the Notice of Redemption, Letter of Transmittal and Notice of Guaranteed Delivery should be directed to the Paying and Conversion Agent at the address and telephone number set forth on the front of this Letter of Transmittal.

11.  Payment of Accrued Interest

     The next scheduled interest payment date is March 1, 1994, at which time an interest payment of $30 per $1,000 principal amount of Debentures will be paid to holders of record as of February 16, 1994, in respect of interest accrued from September 1, 1993 to and including February 28, 1994. Such payment will be made to such holders of record on March 1, 1994 regardless of whether such holders elect to convert their Debentures into Shares prior to such time.

12.  Substitute Form W-9

     Each Debenture holder is required to provide the Paying and Conversion Agent with a correct taxpayer identification number ("TIN") on Substitute Form W-9 which is provided under "Important Tax Information" below, and to indicate that the Debenture holder is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the form may subject the Debenture holder to 31 percent (31%) backup withholding on the payments made to the Debenture holder or other payee with respect to Debentures redeemed or amounts paid for fractional Shares. The box in Part 3 of the form may be checked if the Debenture holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Paying and Conversion Agent is not provided with a TIN within sixty (60) days, the Paying and Conversion Agent will withhold 31 percent (31%) on all such payments thereafter until a TIN is provided.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, a Debenture holder whose Debentures are redeemed or who receives cash for fractional shares is required by law to provide the Paying and Conversion Agent with such Debenture holder's correct TIN on Substitute Form W-9 below. If such Debenture holder is an individual, the TIN is his or her social security number. If the Paying and Conversion Agent is not provided with the correct TIN, the Debenture holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Debenture holder or other payee with respect to Debentures redeemed or with respect to amounts paid for fractional shares may be subject to backup withholding.

     Certain Debenture holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Debenture holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Paying and Conversion Agent.

     If backup withholding applies, the Paying and Conversion Agent is required to withhold 31 percent (31%) of any such payments made to the Debenture holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup withholding on payments made to a Debenture holder or other payee, the Debenture holder is required to notify the Paying and Conversion Agent of the Debenture holder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such Debenture holder is awaiting a TIN) and that (1) the Debenture holder has not been notified by the Internal Revenue Service that the Debenture holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the Debenture holder that the Debenture holder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE PAYING AND CONVERSION AGENT

     The Debenture holder is required to give the Paying and Conversion Agent the TIN (e.g., social security number or employer identification number) of the registered holder of the Debentures.

                     PAYER'S NAME:

- --------------------------------------------------------------------------------
SUBSTITUTE                PART 1 -- PLEASE PROVIDE YOUR TIN IN THE  Social Security Number
FORM W-9                  BOX AT RIGHT AND CERTIFY BY SIGNING AND    OR
                          DATING BELOW                              Employer Identification
                                                                    Number
                         -----------------------------------------------------------------------
                          PART 2 -- Check the box if you are NOT subject to backup withholding
 Department of the        under the provisions of Section 3406(a)(1)(c) of the Internal Revenue
 Treasury                 Code because (1) you have not been notified that you are subject to
 Internal Revenue         backup withholding as a result of failure to report all interest or
 Service                  dividends or (2) the Internal Revenue Service has notified you that
 PAYER'S REQUEST FOR      you are no longer subject to backup withholding.  / /
 TAXPAYER
 IDENTIFICATION NUMBER
 (TIN)
- ------------------------------------------------------------------------------------------------
                            CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY       PART 3 --
                            THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE,          Awaiting TIN
                            CORRECT, AND COMPLETE.
                            SIGNATURE                          DATE
- ------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE CALL. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens:
i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
- --------------------------------------------------------------------------------

                                   GIVE THE
    FOR THIS TYPE OF           SOCIAL SECURITY
        ACCOUNT:                 NUMBER OF --
                           GIVE THE EMPLOYER
FOR THIS TYPE OF           IDENTIFICATION
  ACCOUNT:                 NUMBER OF --
- ------------------------
1. An individual's         The individual
   account
2. Two or more             The actual owner of the
   individuals (joint      account or, if combined
   account)                funds, any one of the
                           individuals(1)
3. Husband and wife        The actual owner of the
   (joint account)         account or, if joint
                           funds, either person(1)
4. Custodian account of    The minor(2)
   a minor (Uniform Gift
   to Minors Act)
5. Adult and minor         The adult or, if the
   (joint account)         minor is the only
                           contributor, the
                           minor(1)
6. Account in the name     The ward, minor or
   of guardian or          incompetent person(3)
   committee for a
   designated ward,
   minor or incompetent
   person
7. a. The usual            The grantor-trustee(1)
      revocable savings
      trust account
      (grantor is also
      trustee)
  b. So-called trust       The actual owner(1)
     account that is not
     a legal or valid
     trust under State
     law
8. Sole proprietorship     The owner(4)
   account
 9. A valid trust,         The legal entity (Do not
    estate, or pension     furnish the identifying
    trust                  number of the personal
                           representative or
                           trustee unless the legal
                           entity itself is not
                           designated in the
                           account title.)(5)
10. Corporate account      The corporation
11. Religious,             The organization
    charitable or
    educational
    organization account
12. Partnership account    The partnership
    held in the name of
    the business
13. Association, club or   The organization
    other tax-exempt
    organization
14. A broker or            The broker or nominee
    registered nominee
15. Account with the       The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

- --------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
    - A corporation.
    - A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan.
    - The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    - An international organization or any agency, or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    - A real estate investment trust.
    - A common trust fund operated by a bank under Section 584(a).
    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
    - An entity registered at all times under the Investment Company Act of 1940.
    - A foreign central bank of issue.
    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    - Payments to nonresident aliens subject to withholding under section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.
    Payments of interest not generally subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    - Payments described in section 6049(b)(5) to non-resident aliens.
    - Payments on tax-free covenant bonds under section 1451.
    - Payments made by certain foreign organizations.
    - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includable payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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